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                                                                  EXHIBIT 10.3

                          SCIENTIFIC ADVISOR AGREEMENT


                                                                 March ___, 1996


TRIANGLE PHARMACEUTICALS, INC.
4 University Place
4611 University Drive
Durham, NC 27707

Ladies and Gentlemen:

     The following contains all the items of my Scientific Advisor Agreement with Triangle Pharmaceuticals, Inc. (the "Company"). In consideration of my retention as a member of the Company's Scientific Advisory Board, and of the compensation received by me from the Company, I hereby agree as follows:

     1. FIELDS OF INTEREST. I shall advise the Company as an independent contractor in fields of technical interest to the Company, so long as such advice does not conflict with any other agreements to which I am a party.

     2. PRIOR COMMITMENT. Prior to entering into this Agreement, I was engaged and continue to be engaged, by (a) CTRC Research Foundation (the "Foundation"), as the Chief Executive Officer of the Institute for Drug Development, a division of the Foundation; and (b) ILEX Oncology Inc. ("ILEX"), of which the Foundation is a principal stockholder, as a consultant and member of the board of directors of ILEX and as a co-chair of the Scientific Advisory Board of ILEX. The Company recognizes that, as a result of these relationships with the Foundation and ILEX, my primary responsibility is, and will continue to be, to the Foundation and ILEX. The Company also acknowledges that, (i) as a contractor to the Foundation, I am subject to the Intellectual Property Policy of the Foundation, a copy of which attached hereto as EXHIBIT A, and (ii) in my capacities with ILEX, I am subject to a contractual covenant to not engage in any activity that would be in conflict with my duties and responsibilities to ILEX (collectively, the "IP Policies"). The Company agrees that my performance of services hereunder will at all times be subject to my continuing compliance with the IP Policies (including that I may from time to time, upon notice to the Company, refrain from providing services with respect to certain matters in order to continue my compliance with the IP Policies) and that the Company will not take any actions that would result in my violating the IP Policies.

     3. TIME COMMITMENT. My time commitment will include up to 6 formal all-day meetings per year, at the Company's request, unless I agree to extend the length or number of such meetings. These meetings will be scheduled at our mutual convenience, which may include weekends. I also shall from time to time provide scientific counsel on a reasonable basis to personnel working on research projects on behalf of the Company.

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Such counsel, which will consist primarily of advice on interpreting scientific data and planning experiments, will be at my convenience and will be limited to matters that are compatible with my responsibilities to the Scientific Advisory Board and other oral and written agreements.

     4. COMPENSATION. I shall be compensated at the rate of $2,000 per formal meeting, and this cash compensation shall also cover my occasional scientific counseling. I shall also be reimbursed in cash for reasonable expenses that I incur in performing my advisory obligations.

     5. PROPRIETARY INFORMATION. I understand that, as a Scientific Advisor, I shall be privy to Proprietary Information (as defined below) of competitive value to the Company. I also understand that such Proprietary Information will be among the principal assets of the Company, and that improper dissemination of this Proprietary Information would materially damage the Company. Accordingly, I agree to keep in confidence and not to use or disclose any such Proprietary Information, unless I have received written consent to the contrary from the Company, or until such Proprietary Information comes into the public domain. "Proprietary Information" refers to valuable non-public technical or business information of the Company and may include, by way of example, non-public information relating to inventions, products, research and development activities, business strategies and financial status. All documents and other physical property, including biological materials, furnished to me by the Company or produced by me or others in connection with my services as a Scientific Advisor will be and remain the sole property of the Company and will be returned promptly to the Company as and when requested.

     6. OTHER COMMITMENTS. I represent that while I am a Scientific Advisor to the Company, I will not provide material consulting services to any other person that would be in direct conflict with any matter with regard to which I provide material services to the Company as a Scientific Advisor, unless such obligations are understood and agreed to in writing by the Company; provided that the Company recognizes that I may from time to time, upon notice to the Company, refrain from providing services as a Scientific Advisor with respect to certain matters in order to continue my compliance with the IP Policies.

     7. DURATION. This Agreement shall be effective as of the date indicated below my signature below and shall continue until terminated by the Company or me. The Company or I may terminate this Agreement at any time, with or without cause. However, I understand that in the event of termination of this Agreement, my obligations with respect to confidentiality for Proprietary Information obtained during my tenure as a Scientific Advisor shall remain in effect. This Agreement shall be binding upon me and, other than Sections 1 and 3, my heirs, executors, assigns and administrators, and it shall inure to the benefit of the Company, its successors and assigns.

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     8.   PUBLICITY.  During the term of this Agreement, the Company will not use my name or the name of the Institute in any advertising or promotional material for the Company's products or services without my written consent.

     9. RESPONSIBILITY. The Company agrees not to hold me responsible for any inaccuracies, errors or omission, however caused, in the information or advice given under this Agreement, or for loss or damage resulting from the use of the information or advice given.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     11. SEVERABILITY. If any provision of this Agreement is declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.



                                   ______________________________
                                        Daniel D. Von Hoff


                                   Dated:________________________

Accepted and agreed to:

TRIANGLE PHARMACEUTICALS, INC.



By:_____________________________

Its:____________________________

                                       -3-
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                                    EXHIBIT A

                                   IP POLICIES






                                       A-1
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                                      EXHIBIT A
                                      ---------

                                     IP POLICIES
                                     -----------

                            CANCER THERAPY RESEARCH CENTER

                      CTRC Research Foundation ("CTRC Research")
                                Employment Provisions
                                Intellectual Property

1. Discoveries and Inventions. If, during any period of my employment with CTRC Research or as a result of any such employment, I conceive or make any discoveries, improvements, or inventions whether patentable or not relating in any way to CTRC Research, I will give notice thereof to the CTRC Research as soon as reasonably practicable, will assign to CTRC Research all of my rights therein, and will execute any necessary papers in connection with securing and/or enforcing patents and other forms of intellectual property rights thereon in the United States and/or in other countries, and will vest in CTRC Research all my patent rights.

2. Confidential Information. Information is presumed to be confidential except to the extent it shall have been made available to the general public without restriction through no fault of the employee. Except as authorized in writing by CTRC Research, I shall, both during and subsequent to my employment with CTRC Research, keep confidential and not disclose to anyone, nor make use of any confidential information belonging to, or in the possession of CTRC Research. Upon termination of employment, or upon request at any time, I shall account for and return to CTRC Research all materials, written or in other tangible form, containing such confidential information. CTRC Research will, at the written request of the employee, make a good faith effort to allow the employee to make copies of records that the employee may utilize to continue his/her research when no longer employed by CTRC.

3. Application of Provisions. The above provisions shall apply to any and all periods of my employment and, where applicable, subsequent to my employment by CTRC Research.

I acknowledge and agree to the foregoing by my signature below.

_______________________________    Date: _____________________
_________________________________________________________________
8122 DATAPOINT, SUITE 600, SAN ANTONIO, TEXAS 78229